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                                                                    EXHIBIT 11.1


                   CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information and to the incorporation by reference of our report dated April 7, 1997, in this Registration Statement (Form N-1A No. 2-98149) of PaineWebber Mutual Fund Trust (comprising, respectively, the PaineWebber California Tax-Free Income Fund and Paine-Webber National Tax-Fee Income fund).

                                          ERNST & YOUNG LLP

New York, New York
June 30, 1997


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